                            ACME METALS INCORPORATED
                               SUBSIDIARY LISTING
                              AS OF MARCH 3, 1997




SUBSIDIARY NAME, d/b/a,                               STATE OR COUNTRY OF
AND ITS SUBSIDIARIES                                     INCORPORATION                TYPE OF BUSINESS
----------------------------------------             ----------------------           ---------------------------------

ACME STEEL COMPANY                                        Delaware                    Integrated steel producer

     Alabama Metallurgical                                Washington                  Inactive
     Corporation



ACME PACKAGING CORPORATION                                Delaware                    Manufacture and sale of steel
(d/b/a Acme Steel Packaging Corporation,                                              strapping and related tools
State of California)

(d/b/a RAPZ Strapping Products, State
of Illinois and town of New Britain,
Connecticut)

     Acme Steel Company                                    Barbados                   Foreign trading company
     International, Inc.


     ALPHA TUBE CORPORATION                                Delaware                   Manufacture and sale of welded
     (d/b/a Walbridge Steel, States of                                                carbon steel tubing
     Michigan and Ohio)


     Alta Slitting Corporation                            Delaware                    Slitting and processing of steel
                                                                                      products


     UNIVERSAL TOOL & STAMPING                            Indiana                     Manufacture and sale of auto
     COMPANY, INC.                                                                    and truck jacks